Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The certification set forth below is being submitted in connection with the Annual Report of The Western Union Company on Form 10-K for the period ended December 31, 2025 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Devin B. McGranahan and Matt Cagwin certify that, to the best of each of their knowledge:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of The Western Union Company.

Date: February 20, 2026	/s/ Devin B. McGranahan
Devin B. McGranahan
President and Chief Executive Officer

Date: February 20, 2026	/s/ Matt Cagwin
Matt Cagwin
Chief Financial Officer